Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen New York Quality Income
Municipal Fund, Inc.
33-43178
811-6424

We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950134-07-012847.